UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lee Road, Suite 103

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2026, Aclaris Therapeutics, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2026 (the “Proxy Statement”).  Of the 139,663,680 shares outstanding as of the record date, 112,499,671 shares, or approximately 80.55%, were present or represented by proxy at the Annual Meeting.  Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal No. 1:  The stockholders elected two nominees to serve as directors on the Board of Directors until the 2029 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Anand Mehra, M.D.	83,063,569	10,075,624	19,360,478
Maxine Gowen, Ph.D.	84,209,108	8,930,085	19,360,478

Proposal No. 2:  The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
83,370,124	9,734,691	34,378	19,360,478

Proposal No. 3: The stockholders ratified the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes were cast as follows:

Votes For	Votes Against	Abstained
112,322,811	159,714	17,146

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Kevin Balthaser
Date: June 4, 2026		Kevin Balthaser Chief Financial Officer